                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     of the Securities Exchange Act of 1934


                                 March 22, 2002
                ------------------------------------------------
                Date of report (Date of Earliest Event Reported)




                        FBR ASSET INVESTMENT CORPORATION
             (Exact name of Registrant as specified in Its Charter)


              VIRGINIA                                01-15049                        54-1873198
------------------------------------        ----------------------------        ---------------------
  (State or other jurisdiction of             (Commission File Number)            (I.R.S. Employer
          incorporation)                                                         Identification No.)


     Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209
     ----------------------------------------------------------------------
             (Address of principal executive offices and zip code)




                                 (703) 469-1000
               --------------------------------------------------
               Registrant's telephone number, including area code

ITEM 5. Other Events.

        On March 22, 2002, FBR Investment Management, Inc. ("FBRIM"), the external adviser to FBR Asset Investment Corporation (the "Company"), notified Fixed Income Discount Advisory Company, Inc. ("FIDAC"), FBRIM's sub-adviser with respect to the management of the Company's mortgage-backed securities portfolio, that it had determined to terminate the sub-advisory agreement with FIDAC. The decision to terminate the sub-advisory agreement with FIDAC was based on FBRIM's determination, after consultation with the Company's board of directors, that it would be in the best interests of the Company and its shareholders to terminate the sub-advisory agreement in light of the increased size of the Company's equity capital and mortgage-backed securities portfolio and the resulting reduction of the management fee that the Company will be required to pay from 0.25% to 0.20% of the average book value of the Company's mortgage assets during each calendar quarter.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits

        None

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             FBR ASSET INVESTMENT CORPORATION


Date: March 22, 2002         By:      /s/ Richard J. Hendrix
                                    --------------------------------------------
                                           Richard J. Hendrix
                                           President and Chief Operating Officer